Calculation of Filing Fee Tables
S-8
Beneficient
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock	Other	4,597,172	$ 3.01	$ 13,837,487.72	0.0001381	$ 1,910.96
Total Offering Amounts:						$ 13,837,487.72		$ 1,910.96
Total Fee Offsets:								$ 1,910.96
Net Fee Due:								$ 0.00
Offering Note
[1]	This Registration Statement on Form S-8 (the "Registration Statement") covers (i) shares of Class A common stock, $0.001 par value per share (the "Class A Common Stock"), of Beneficient (the "Registrant") authorized for issuance under the Beneficient 2023 Long-Term Incentive Plan (the "Plan") and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of Class A Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction. (2) Includes (i) 4,179,247 shares of the Registrant's Class A Common Stock that are reserved and available for issuance as a result of the First Amendment to the Plan and (ii) 417,925 shares of Class A Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share recycling provision of the Plan. See Explanatory Note. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high ($3.15) and low ($2.87) prices of the shares of Class A Common Stock on The Nasdaq Capital Market on August 6, 2026, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Beneficient	S-1	333-292387	12/23/2025		$ 1,910.96	Equity	Class A common stock	70,764,778	$ 283,349,247.59
Fee Offset Sources	2	Beneficient	S-1	333-292387		12/23/2025						$ 1,910.96
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on December 23, 2025 (File No. 333-292387) (the "Prior Registration Statement"), that registered an aggregate of 71,017,840 shares of Class A common stock, 70,764,778 of which remain unsold (the "Unsold Securities") (as adjusted for stock splits). The Registrant hereby confirms that the Prior Registration Statement has been terminated.

Offset Note
[2]	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Unsold Securities covered by the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Unsold Securities covered by the Prior Registration Statement was pursuant to Rule 457(p) under the Securities Act, and the Registrant hereby offsets the total registration fee due under this Registration Statement of $1,910.96 from the fees previously paid in connection with the Unsold Securities covered by the Prior Registration Statement.